Exhibit 10.1

Amendment No. 1 to Loan Agreement

This Amendment No. 1 (“Amendment”) to the Loan Agreement dated June 25, 2007 (“Agreement”) is made and entered into on August 22, 2008, by and between Vault Technology, Inc., a Nevada corporation (“Maker”), and Caelum Finance Ltd. (“Lender”).

1.    Terms of Loan. The Maker and the Lender hereby agree that “Section 2.5 Security” shall be included in the Agreement as set forth herein:

“2.5 Security.  The Loan shall be fully secured by the Wollaston East Claims MPP 1253 and MPP 1255 (“Property”), and in the event of Default, transfer of the Property to Lender shall be available as a remedy to the Lender to satisfy Maker’s indebtedness if not otherwise repaid.”

2.    Entire Agreement.  This Amendment constitutes the final, complete, and exclusive agreement between the parties with respect to the subject matter hereof and supersedes all prior oral and written, and all contemporaneous oral negotiations, agreements, and understandings. This Amendment may be amended only by an instrument in writing which expressly refers to this Agreement and specifically states that such instrument is intended to amend this Amendment and is signed on behalf of both parties.

IN WITNESS WHEREOF the parties have executed this Amendment on the date specified in the preamble of this Amendment.

	Vault Technology, Inc.		Caelum Finance Ltd.

By:	/s/ Randy White	By:	/s/ Constantine Carmichel
Its:	Randy White President	Its:	Constantine Carmichel President